EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO EXCHANGE ACT RULE 13a-14(b) AND 18 U.S.C.  SECTION 1350

In connection with the Annual Report on Form 10-K of Lightning Gaming, Inc. (the “Company”) for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “Report”), I certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, to the best of my respective knowledge, that:

(1)     the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic versions of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 28, 2018	By:	/s/ Brian Haveson
	Name:	Brian Haveson
	Title:	Chief Executive Officer

Date: March 28, 2018	By:	/s/ Brian Haveson
	Name:	Brian Haveson
	Title:	Chief Financial Officer